Exhibit 10.3

Exclusive Option Agreement

Beijing Asian League Wins Technology Co., Ltd,

Shuhua Liu, Beijing Chuang Jia Lian Consulting Co., Ltd.

and

Hengshui Jingzhen Environmental Company Limited

This EXCLUSIVE OPTION AGREEMENT (this “Agreement”) is entered into on January 20, 2021 by and among:

A	Beijing Asian League Wins Technology Co., Ltd, a limited liability company duly incorporated and existing under the laws of the People’s Republic of China (the “PRC”), with its address at 1162, 1/F, 15 Xiaoyun Road, Chaoyang District, Beijing, PRC (“Party A”);

B	Shuhua Liu, a citizen of the PRC with the identity card number of __________;

C	Beijing Chuang Jia Lian Consulting Co., Ltd., a limited liability company duly incorporated and existing under the laws of the People’s Republic of China (the “PRC”), with its address at 3225, Floor 3, Building 6, No. 15, Guangximen Beili, Chaoyang District, Beijing, PRC (“Beijing Chuang Jia Lian”, together with Shuhua Liu, “Party B”);

D	Hengshui Jingzhen Environmental Company Limited, a limited liability company duly incorporated and existing under the laws of the PRC, with its address at North Side of Changning Road, Economic and Technological Development Zone, Hengshui City, Hebei Province, PRC (“Party C”);

Party A, Party B and Party C shall be hereinafter referred to as the “Parties” collectively, and each as a “Party” respectively.

Whereas,

1	Party B holds in aggregate 100% equity interests of Party C. Shuhua Liu holds 75% equity interests of Party C and Beijing Chuang Jia Lian holds 25% equity interests of Party C.

2	Party A and Party C entered in to an exclusive technology development, consulting and services agreement dated January 20, 2021 (the “Exclusive Technology Development, Consulting and Services Agreement”).

3	Party A, Party B and Party C entered into an equity pledge agreement dated January 20, 2021 (the “Equity Pledge Agreement”).

4	Each of Party B executed and delivered a power of attorney dated January 20, 2021 (the “Power of Attorney”).

Through mutual discussion, the Parties have reached a consensus in respect to the exclusive option. For the purpose of the clarification of the rights and obligations of the Parties, the Parties enter into this Agreement for mutual compliance.

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1.	Sales and Purchase of Equity Interests

(1)	Grant of Option

(a)	Party B hereby irrevocably grants Party A, to the extent permitted by laws of the PRC, in accordance with the steps of exercise determined by Party A in its sole discretion, an irrevocable and exclusive option to purchase, or to designate a person or persons (the “Nominee”) to purchase from Party B, at any time, all or part of the equity interests held at present or to be held by Party B in Party C (regardless of whether the contribution or shareholding of Party B changes in the future) at the price stipulated in Section 1(3) herein (the “Equity Interest Purchase Option”). Except for Party A and the Nominee(s), no third person shall have the Equity Interest Purchase Option or any other rights related to the shareholder’s rights. Party C hereby agrees to the grant of the Equity Interest Purchase Option to Party A by Party B.

(b)	Reference to “person” in this Section and this Agreement means any individual, corporation, joint venture, partnership, enterprise, trust or non-corporate entity.

(2)	Exercise Steps

The exercise of the Equity Interest Purchase Option by Party A shall be subject to the compliance with laws and regulations of the PRC. When Party A exercises the Equity Interest Purchase Option, a written notice shall be issued to Party B (the “Equity Interest Purchase Notice”), specifying the following:

(a)	Party A’s decision to exercise the Equity Interest Purchase Option;

(b)	the portion of equity interests to be purchased by Party A from Party B (the “Purchased Equity Interest”); and

(c)	the date for purchasing the Purchased Equity Interests.

(3)	Purchase Price for Purchased Equity Interests

The purchase price for the Purchased Equity Interest (the “Equity Interest Purchase Price”) shall be RMB100. If the laws of the PRC require an evaluation of the Purchased Equity Interests upon the exercise by Party A, the Parties shall negotiate in good faith, and make necessary adjustment to the Equity Interest Purchase Price on the basis of the result of the evaluation for the compliance of the minimum price permitted by laws and regulations of the PRC then applicable. Notwithstanding of the foregoing, if Party A and Party B agree otherwise, such agreement shall prevail.

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(4)	Transfer of Purchased Equity Interests

Upon each exercise of the Equity Interest Purchase Option by Party A:

(a)	Party B shall cause Party C to promptly convene a shareholders’ meeting, at which a resolution shall be adopted approving Party B’s transfer of the Purchased Equity Interests to Party A and/or the Nominee(s);

(b)	Party B shall issue the written statements to give consent to the transfer of the Purchased Equity Interests to Party A and/or the Nominee(s) and waive any right of first refusal related thereto;

(c)	Party B shall execute an equity interests transfer agreement with respect to each transfer, in accordance with the provisions of this Agreement and the Equity Interest Purchase Notice with Party A and/or the Nominee(s) (if applicable);

(d)	The relevant parties shall execute all other necessary contracts, agreements or documents, obtain all necessary government licenses and permits, and take all necessary actions to transfer the valid ownership, free from any security interests, of the Purchased Equity Interests to Party A and/or the Nominee(s), and cause Party A and/or the Nominee(s) to become the registered owner(s) of the Purchased Equity Interests.

(e)	For purpose of this section and this Agreement, reference to “security interests” includes any guarantee, pledge, third party right or interests, option to purchase shares, right to acquire, right of first refusal, right to set-off, retention of title or other arrangement of guarantee, but, for the avoid of doubt, excludes any security interests created pursuant to this Agreement and the Equity Pledge Agreement, that is, in accordance with the Equity Pledge Agreement, Party B shall pledge all the equity interests it holds in Party C in favour of Party A for securing the performance of the obligations under the Exclusive Technology Development, Consulting and Services Agreement by Party C.

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2.	Covenant Relating to Equity Interests

(1)	Party C hereby covenants that:

(a)	it shall not, without prior written consent of Party A or Summit Networks Inc., the parent company of Party A (the “Party A’s Parent Company”), supplement, modify, or amend the charter documents and any other constitutional documents of Party C, increase or reduce the registered capital of Party C, or otherwise change the structure of the registered capital of Party C;

(b)	it shall, in accordance with the good financial and business standard and practice, maintain the good existing, and carry out its business and manage its affairs in a diligent and effective way;

(c)	without prior written consent of Party A or Party A’s Parent Company, it shall not sell, transfer, pledge or otherwise dispose of any of its assets, business, income or other legal interests, or permit to create any other security interest thereon;

(d)	without prior written consent of Party A or Party A’s Parent Company, it shall not incur, inherent, assume or permit the existence of any indebtedness, except those:

(i)	incurred in the usual or ordinary course of business other than by way of borrowing; and

(ii)	which has been disclosed to Party A whose prior written consent has been obtained;

(e)	it shall continue to carry out the business in the ordinary course to preserve the value of Party C’s assets, and refrain from any act/omission that may have material effect on its condition of business and asset value;

(f)	without prior written consent of Party A or Party A’s Parent Company, it shall not enter into or terminate any material contract, other than in the ordinary course of business, the material contract above mentioned means any contract with a value exceeding RMB50,000;

(g)	without prior written consent of Party A or Party A’s Parent Company, it shall not provide any loan or credit to any person;

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(h)	it shall provide to Party A, at its request, all the operational and financial information of Party C;

(i)	If required by Party A or Party A’s Parent Company, Party C shall purchase from and maintain with an insurer acceptable to Party A adequate insurance, the insured amount and coverage of which are as same as what is usually maintained by a company running similar business and owing similar properties or assets in the same area;

(j)	without prior written consent of Party A or Party A’s Parent Company, it shall not merge, consolidate with, acquire or invest in any person;

(k)	it shall immediately notify Party A of the occurrence or possible occurrence of any litigation, arbitration or administrative proceedings relating to the assets, business and income of Party C;

(l)	it shall execute all necessary or appropriate documents, take all necessary or appropriate actions, file all necessary or appropriate complaints, and/or raise necessary or appropriate defenses against all claims to maintain Party C’s ownership of all its assets;

(m)	without prior written consent of Party A or Party A’s Parent Company, it shall not distribute any dividends to the shareholders in any manner, provided that upon Party A’s request, it shall immediately distribute part or all of its distributable profits to its shareholders; and

(n)	at the request of Party A, it shall appoint any person designated by Party A as a director and/or the executive director of Party C.

(2)	Party B covenants that:

(a)	without the prior written consent of Party A or Party A’s Parent Company, it shall not at any time from the date of execution of this Agreement, sell, transfer, pledge, or otherwise dispose of any legal or beneficial interest in the equity interests of Party C held by Party B, or allow any encumbrance thereon, except the pledge placed on the equity interests of Party C held by Party B in accordance with the Equity Pledge Agreement;

(b)	without the prior written consent of Party A and Party A’s Parent Company, Party B shall not cause the shareholders’ meeting of Party C to approve any sale, transfer, mortgage, or other disposition of any legal or beneficial interest in the equity interests of Party C held by Party B, or allow any encumbrance thereon, except for the approval of the pledge placed on the equity interests of Party C held by Party B in accordance with the Equity Pledge Agreement;

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(c)	without the prior written consent of Party A and Party A’s Parent Company, Party B shall not cause the shareholders’ meeting of Party C to approve the merger or consolidation with any person, or the acquisition of or investment in any person;

(d)	it shall promptly notify Party A of the occurrence or possible occurrence of any litigation, arbitration, or administrative proceedings relating to the equity interests held by Party B;

(e)	it shall cause the shareholders’ meeting of Party C to approve by voting the transfer of the Purchased Equity Interests as provided herein and to take any and all other actions as requested by Party A;

(f)	it shall execute all necessary or appropriate documents, take all necessary or appropriate actions, and/or file all necessary or appropriate claims, or raise necessary or appropriate defenses against all claims to maintain its ownership of the equity interests;

(g)	at the request of Party A, it shall appoint any person designated by Party A as a director/the executive director of Party C;

(h)	as and when requested by Party A, it shall immediately transfer, unconditionally, the Purchased Equity Interests to Party A or its Nominee, and waive its right of first refusal with respect to such transfer of equity interests by the other shareholders; and

(i)	it shall fully comply with all provisions of this Agreement and other agreements jointly or separately entered into by Party A, Party A’s Parent Company, Party B and Party C, duly perform all obligations under such agreements, and refrain from any act/omission that may have material effect on the validity and enforceability of such agreements.

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3.	Assets Purchase Option

(1)	Definition

Reference to “assets” means all the assets owned by Party C, including but not limited to any immovable assets, existing assets, intellectual properties and interests under any agreement entered into by Party C. The intellectual properties set forth above include any patent right, patent application right, trademark right, trademark application right, trade name, copyright, trade secret, invention, know-how, appearance design, slogan, logo, website design, publication design and domain name owned at present or to be created, owned, enjoyed in the future by Party C.

(2)	Grant of Option

Party C hereby irrevocably grants Party A, to the extent permitted by laws of the PRC, in accordance with the steps of exercise determined by Party A in its sole discretion, an exclusive option to purchase, or to designate the Nominee(s) to purchase from Party C, at any time, all or part of the assets held by Party C at the price stipulated in Section 3(4) herein (the “Asset Purchase Option”). Party B hereby agrees to the grant of the Asset Purchase Option to Party A by Party C.

(3)	Exercise Steps

(a)	The exercise of the Asset Purchase Option by Party A shall be subject to the compliance with laws and regulations of the PRC. When Party A exercises the Asset Purchase Option, a written notice shall be issued to Party B and Party C (the “Asset Purchase Notice”), specifying the following:

(i)	Party A’s decision to exercise the Asset Purchase Option;

(ii)	the assets to be purchased by Party A from Party C (the “Purchased Assets”); and

(iii)	the date for purchasing the Purchased Assets.

(b)	After the delivery of the Asset Purchase Notice, upon Party A’s each exercise of the Asset Purchase Option, Party C covenants to take, and Party B covenants to procure Party C to take, the following actions:

(i)	causing Party C to promptly convene a shareholders’ meeting, at which a resolution shall be adopted approving Party C’s transfer of the Purchased Assets to Party A and/or the Nominee(s);

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(ii)	executing an asset transfer agreement with respect to each transfer of the Purchased Assets, in accordance with the provisions of this Agreement and each Asset Purchase Notice; and

(iii)	executing all other necessary contracts, agreements or documents, obtaining all necessary government licenses and permits, and taking all necessary actions to transfer the valid ownership, free from any security interests, of the Purchased Asset to Party A and/or the Nominee(s), and completing all registrations and filings necessary for the transfer of the intellectual properties in accordance with laws of the PRC, to cause Party A and/or the Nominee(s) to become the legally registered owner(s) of the Purchased Asset.

(4)	Asset Purchase Price

Unless otherwise provided by laws of the PRC, the purchase price for the Purchased Assets (the “Asset Purchase Price”) shall be RMB100 or the minimum price permitted by laws and regulations of the PRC. Notwithstanding of the foregoing, if Party A and Party C agree otherwise, such agreement shall prevail. Party C shall bear all taxes and fees arising from the transfer of the Purchased Assets.

4.	Representations and Warranties of Party B and Party C

Each of Party B and Party C hereby severally represents and warrants to Party A, at the date of this Agreement and at the date of each transfer, that:

(1)	It has the power and capacity to execute and deliver this Agreement, and any equity interest/asset transfer agreement (respectively, the “Transfer Agreement”) executed for each transfer of the Purchased Equity Interests and/or Assets to which it is a party, and to perform its obligations under this Agreement and any Transfer Agreements. This Agreement and any Transfer Agreements to which it is a party, upon due execution by Party B and Party C, shall constitute the legal, valid and binding obligations of, and enforceable against Party B and Party C pursuant to the terms of this Agreement or any Transfer Agreement.

(2)	None of the execution and delivery of, and the performance of its obligations under this Agreement or any Transfer Agreements will:

(a)	cause any violation of any applicable laws of the PRC;

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(b)	be inconsistent with the articles of association, bylaws, or other organizational documents of Party C;

(c)	cause the violation of any agreements or instruments to which it is a party or which are binding on it, or constitute any breach under any agreements or instruments to which it is a party or which are binding on it;

(d)	cause any violation of any condition for the grant and/or continued effectiveness of any licenses or permits issued to it; or

(e)	cause the suspension or revocation of or imposition of additional conditions to any licenses or permits issued to it.

(3)	Party B has a legal ownership to the equity interests of Party C held by it. Other than the pledge placed on the equity interests of Party C held by Party B in accordance with the Equity Pledge Agreement, Party B has not placed any security interest on such equity interests.

Party C hereby represents and warrants to Party A, at the date of this Agreement and at the date of each transfer, that:

(1)	Party C does not have any outstanding debts, except:

(a)	the debts incurred in the ordinary course of business; and

(b)	the debts disclosed to Party A for which Party A’s written consent has been obtained.

(2)	Party C has complied with all applicable laws and regulations of the PRC.

(3)	There is no pending or threatened litigation, arbitration, or administrative proceedings relating to the equity interests of Party C, the assets of Party C, or Party C itself.

(4)	Party C has a good and merchantable ownership to all of its assets, and has not placed any security interest on such assets.

5.	Effective Date and Term

This Agreement shall become effective upon execution by the Parties and shall remain valid for ten (10) years, which may be extended for another ten (10) years upon Party A’s unilateral decision.

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6.	Governing Law and Dispute Resolution

(1)	Governing Law

The execution, effectiveness, interpretation, performance, amendment and termination of this Agreement as well as any dispute resolution hereunder shall be governed by laws of the PRC.

(2)	Methods of Dispute Resolution

In the event of any dispute arising with respect to the construction and performance of this Agreement, the Parties shall first attempt to resolve the dispute through friendly negotiations. In the event that the Parties fail to reach an agreement on the dispute within thirty (30) days after any Party’s written request to the other Parties for dispute resolution through negotiations, any Party may submit the relevant dispute to Beijing Arbitration Commission for arbitration, in accordance with its arbitration rules then in effect. The arbitration award shall be final and binding to all Parties.

7.	Taxes and Fees

All fees and expenses related to this Agreement, including but not limited to the legal costs, nominal fees, stamp duty and other taxes and fees, shall be borne by Party C.

8.	Confidentiality

(1)	The Parties acknowledge that any oral or written information exchanged between the Parties in connection with this Agreement are regarded as confidential information. Each Party shall maintain the confidentiality of all such confidential information, and without obtaining the written consent of other Parties, it shall not disclose any relevant confidential information to any third person, except that:

(a)	such information is or will be featured in the public domain (other than through the receiving Party’s unauthorized disclosure);

(b)	such information is required to be disclosed by applicable laws or regulations; or

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(c)	such information is required to be disclosed by any Party to its legal counsels or financial advisors with regard to the transaction contemplated hereunder, provided that such legal counsels or financial advisors shall be bound by the confidential obligations similar to those set forth in this Section.

(2)	Disclosure of any confidential information by the employees of, or the agencies engaged by any Party shall be deemed disclosure of such confidential information by such Party and that Party shall be held liable for breach of this Agreement. This Section shall survive the termination of this Agreement for any reason.

9.	Further Assurance

The Parties agree to promptly execute the documents that are reasonably required for or are conducive to the implementation of the provisions and purposes of this Agreement and to take further actions that are reasonably required for or are conducive to the implementation of the provisions and purposes of this Agreement.

10.	Termination, Breach and Indemnification

(1)	If any Party breaches the obligations provided herein (the “Defaulting Party”), any other Party (the “Non-Defaulting Party”) may issue a written notice to the Defaulting Party demanding the Defaulting Party to rectify its breach. The Defaulting Party shall stop its breach within thirty (30) days from the receipt of such notice, and indemnify the Non-Defaulting Party against all losses incurred thereby. If the Defaulting Party continues the breach after thirty (30) days from its receipt of such notice, any Non-Defaulting Party may unilaterally terminate this Agreement and demand the Defaulting Party to indemnify the Non-Defaulting Party against all losses incurred thereby.

(2)	No tolerance, indulgence or delay by the Non-Defaulting Party in exercising its rights under laws or under this Agreement shall be deemed as a waiver by the Non-Defaulting Party of its rights.

(3)	Party B and Party C shall indemnify, defend and hold harmless Party A from and against any and all claims, damages, liabilities, costs and expenses borne by Party A, the advanced employees, managers, directors, shareholders, members, representatives, agents and employees of Party A, including but not limited to reasonable attorneys’ fees with respect to any litigation or legal proceedings between any indemnifying Party and the indemnified Party, or between the indemnified Party and any third party caused by the breach of any warranties, representations provided by laws or by this Agreement or other provisions by Party B or Party C, or by any litigation raised by any third party with respect to the Purchased Equity Interests or Purchased Assets prior to the transfer of the Purchased Equity Interests or Purchased Assets.

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11.	Miscellaneous

(1)	Amendment, change and supplement

Any amendment, change and supplement to this Agreement shall be made in writing and come into effect upon signing and stamping by the Parties hereto.

(2)	Compliance with Laws and Regulations

The Parties shall comply with and ensure their operations to be in full compliance with all laws and regulations officially published, publicly available and in effect in the PRC.

(3)	Entire Agreement

Except for the amendments, supplements, or changes in writing executed after the execution of this Agreement, this Agreement shall constitute the entire agreement among the Parties hereto with respect to the subject matter hereof, and shall supersede all prior oral and written consultations, representations and agreements reached with respect to the subject matter of this Agreement.

(4)	Headings

The headings of the Sections in this Agreement are inserted for the convenience of reference only, and under no circumstances shall be used in or otherwise affect the construction or interpretation of this Agreement.

(5)	Language

This Agreement is made in Chinese in four (4) copies. Each Party shall have one copy with the same effect.

(6)	Severability

In the event that any one or several provisions of this Agreement is held invalid, illegal or unenforceable in any way by any laws or regulations, the validity, legality or enforceability of the remaining provisions of this Agreement shall not be affected or impaired in any way. The Parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions to the maximum extent expected by the Parties, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

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(7)	Successor

(a)	This Agreement shall be binding on and shall inure to the interests of the respective successors of the Parties and the permitted assigns of the Parties.

(b)	Notwithstanding any other provisions herein, Party B and Party C shall not assign their rights and obligations under this Agreement to any third party without prior written consent by Party A.

(c)	Party B and Party C hereby agree that Party A has the right to assign its rights and obligations under this Agreement to a third party at its discretion. Party A shall only notify the other Parties hereto of such transfer and is not required obtain the consent of the other Parties.

(8)	Survival

(a)	Any obligations which occur or are due under this Agreement prior to the expiration or early termination of this Agreement shall survive the expiration or early termination thereof.

(b)	The provisions of Sections 6, 8, 10 and Section 11(8) shall survive the termination of this Agreement.

(9)	Waivers

Any Party may waive the terms and conditions of this Agreement, provided that such a waiver must be issued in writing and signed by the Parties. No waiver by any Party in certain circumstances with respect to a breach by other Parties shall be deemed as a waiver by such a Party with respect to any similar breach in other circumstances.

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[Signature Page]

Beijing Asian League Wins Technology Co., Ltd (Seal)

By:	/s/ Shuhua Liu
Name:	Shuhua Liu
Title:	Legal representative

Shuhua Liu

By:	/s/ Shuhua Liu

Beijing Chuang Jia Lian Consulting Co., Ltd. (Seal)

By:	/s/ Shuhua Liu
Name:	Shuhua Liu
Title:	Legal representative

Hengshui Jingzhen Environmental Company Limited (Seal)

By:	/s/ Jianwei Zhang
Name:	Jianwei Zhang
Title:	Legal representative

Signature Page to Exclusive Option Agreement